Exhibit 99.1

Safe Harbor Expands Financial Platform with Enhanced Lending Capabilities to Support Cannabis Industry Growth

Expanded platform now includes commercial real estate financing, working capital, business expansion financing, equipment financing, cash flow lending, syndications and more

DENVER (April 30, 2026) — SHF Holdings, Inc., d/b/a Safe Harbor (“Safe Harbor”) (NASDAQ: SHFS), a leading fintech platform serving the banking, lending, and financial services needs of the regulated cannabis and hemp industries, today announced the expansion of its lending platform, which is expected to significantly broaden the financing solutions available to cannabis related businesses (“CRBs”) nationwide.

Expanding Access to Capital Across the Cannabis Ecosystem

Building on its foundation in compliant cannabis banking and commercial real estate-backed lending, Safe Harbor now offers a wider range of financing solutions designed to meet the operational and growth needs of CRBs at every stage.

New and expanded financing capabilities include:

●	Commercial Real Estate Financing
●	Working Capital, Term Loans and Lines of Credit
●	Equipment Financing
●	Leasehold Improvements and Business Expansion Financing
●	Revenue-Based and Cash Flow Lending Structures
●	Accounts Receivable and Invoice Financing
●	Purchase Order and Vendor-Related Financing
●	Bridge Financing
●	Sale-Leaseback Transactions
●	Business Acquisition and Partner Buyouts
●	Loan Syndications and Participations

Addressing Industry-Specific Financing Challenges

Safe Harbor works with a network of private credit funds, family offices and institutional partners to connect qualified borrowers with potentially appropriate sources of capital, while also supporting syndications for larger or more complex transactions.

“Cannabis businesses operate within a financial system that was not built for them,” said Safe Harbor CEO Terry Mendez. “Access to capital requires a deeper understanding of regulatory constraints, cash flow dynamics and operational realities. This expansion reflects our continued commitment to building solutions that align with how this industry actually functions.”

Supporting Growth Through Tailored Capital Solutions

Safe Harbor’s lending platform is built for licensed cannabis operators, ancillary businesses that service state-licensed cannabis operators, cannabis real estate investors and growth-stage companies seeking practical access to capital. Financing requests are reviewed individually based on business performance, objectives, use of funds, collateral, ownership structure and overall opportunity.

Mendez added: “There is no one-size-fits-all loan product in cannabis. Our job is to understand the individual business, evaluate the opportunity and help identify and tailor a viable path to capital that supports long-term success.”

Following the recent launch of its cannabis-focused 401(k) plan, the lending platform expansion is part of Safe Harbor’s broader mission to provide the financial infrastructure and services cannabis businesses need to succeed, combining banking, payments, financial operations support and access to growth capital through one trusted platform.

To learn more about Safe Harbor and its new and expanded financing capabilities, visit shfinancial.org.

About Safe Harbor

Safe Harbor is a cannabis-exclusive financial platform delivering smarter banking, lending, payments and business services tailored to how the cannabis industry actually operates. As one of the original pioneers of compliant financial operations support and cannabis banking consulting in the U.S., Safe Harbor has assisted in the processing of more than $35 billion in cannabis-related depository funds across 41 states and territories. Through its proprietary Cannabis Banking Solutions™ Platform and network of regulated financial institution partners, Safe Harbor empowers cannabis operators to gain clarity, control and confidence in their financial operations. From daily banking to long-term growth, Safe Harbor provides real solutions and personal support — built exclusively for cannabis. Safe Harbor is a financial technology company, not a bank. Banking services are provided by our partner financial institutions. For more information, visit shfinancial.org.

Cautionary Statement Regarding Forward-Looking Statements:

Certain information contained in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included herein may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Forward-looking statements may include, but are not limited to, statements with respect to Safe Harbor’s ability to satisfy the required conditions to utilize its equity line of credit (the “ELOC”); market conditions that may impact Safe Harbor’s ability to access the ELOC on acceptable terms or at all; the possibility that the ELOC may not be fully utilized; expected use of proceeds from the ELOC; trends in the cannabis industry, including proposed changes in U.S and state laws, rules, regulations and guidance relating to Safe Harbor’s services; Safe Harbor’s growth prospects and Safe Harbor’s market size; Safe Harbor’s projected financial and operational performance, including relative to its competitors and historical performance; success or viability of new product and service offerings Safe Harbor has introduced or may introduce in the future; the impact volatility in the capital markets, which may adversely affect the price of Safe Harbor’s securities; the outcome of any legal proceedings that have been or may be brought by or against Safe Harbor; and other statements regarding Safe Harbor’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Safe Harbor’s filings with the U.S. Securities and Exchange Commission. Safe Harbor undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Safe Harbor Investor Relations Contact:
ir@SHFinancial.org

Safe Harbor Media Relations Contact:
safeharbor@kcsa.com

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